UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 20, 2007
ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)
1100 Louisiana, 10th Floor
Houston, Texas 77002
(Address of Principal Executive Offices, including Zip Code)
(713) 381-6500
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Press Release

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 20, 2007, the board of directors and sole member of our general partner approved of the management and director changes discussed in more detail below.
(b) Effective on August 1, 2007, Dr. Ralph S. Cunningham will resign from his positions as Executive Vice President and Chief Operating Officer and interim President and Chief Executive Officer of our general partner. In connection with these resignations, Dr. Cunningham has been appointed to the positions of director and President and Chief Executive Officer of the general partner of Enterprise GP Holdings L.P., the parent company of our general partner.
(c) Effective August 1, 2007, Michael A. Creel has been promoted from Executive Vice President and Chief Financial Officer to the positions of President and Chief Executive Officer of our general partner.
Michael A. Creel, 53, was elected an Executive Vice President of our general partner and EPCO in January 2001, after serving as a Senior Vice President of our general partner and EPCO from November 1999 to January 2001. Mr. Creel, a certified public accountant, served as Chief Financial Officer of EPCO from June 2000 through April 2005 and was named Chief Operating Officer of EPCO in April 2005. In June 2000, Mr. Creel was also named Chief Financial Officer of our general partner. Mr. Creel has served as a director of the general partner of our operating partnership since December 2003. Mr. Creel was elected a director of Edge Petroleum Corporation (a publicly traded oil and natural gas exploration and production company) in October 2005 and a director of our general partner in February 2006. In August 2005, Mr. Creel was elected as President, Chief Executive Officer and a director of EPE Holdings, LLC and in October 2006, Mr. Creel was elected Executive Vice President, Chief Financial Officer and a director of the general partner of Duncan Energy Partners. In connection with his promotion to President and Chief Executive Officer of our general partner, Mr. Creel is resigning his officer positions at Duncan Energy Partners.
Also effective August 1, 2007, W. Randall Fowler has been promoted from the position of Senior Vice President to Executive Vice President and Chief Financial Officer of our general partner, and William Ordemann has been promoted from Senior Vice President to Executive Vice President and Chief Operating Officer of our general partner.
W. Randall Fowler, 50, has served as the Senior Vice President and Treasurer of our general partner since February 2005 and a director since February 2006. He has also served as Senior Vice President and Chief Financial Officer of EPE Holdings, LLC since August 2005 and as Chief Financial Officer of EPCO since April 2005. Mr. Fowler, a certified public accountant (inactive), joined the EPCO family of companies as director of Investor Relations in January 1999 and served as Treasurer and a Vice President of our general partner and EPCO from August 2000 to February 2005. Mr. Fowler was elected a director of EPE Holdings, LLC in February 2006. In October 2006, Mr. Fowler was elected a Senior Vice President, Treasurer and a director of the general partner of Duncan Energy Partners.
William Ordemann, 48, was elected as a Senior Vice President of our general partner in September 2001, and was previously elected Vice President of our general partner in October 1999. Mr. Ordemann was a Vice President of Shell Midstream Enterprises, LLC from January 1997 to February 1998, and Vice President of Tejas Natural Gas Liquids, LLC from February 1998 to September 1999. Shell Midstream Enterprises and Tejas Natural Gas Liquids were both affiliates of Shell.
Mr. Ordemann participates as a Class B limited partner in EPE Unit L.P. and EPE Unit III, L.P. (the “Employee Partnerships”), which were formed to provide additional long-term incentive compensation for certain of EPCO, Inc.’s employees by allowing them to participate in the appreciation in value of Enterprise GP Holdings L.P.’s (“EPE”) common units.

The Class B limited partnership interests in the Employee Partnerships are generally subject to forfeiture if a Class B limited partner leaves employment with EPCO prior to the fifth anniversary of the Employee Partnership’s formation. Generally, upon liquidation of the applicable Employee Partnership, vested Class B limited partners, including Mr. Ordemann if he so vests, will be entitled to receive EPE units with a then-fair-market-value equal to (a) the appreciation in EPE’s unit price between the date of the applicable Employee Partnership’s formation and its liquidation, less (b) any accrued but unpaid preference return due to the Class A limited partner.
Item 7.01. Regulation FD Disclosure.
     Enterprise Products Partners L.P. issued a press release dated July 23, 2007 regarding the above officer and director changes. A copy of the press release is furnished herewith as Exhibit 99.1.
     The information in the press release attached as Exhibit 99.1 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if and to the extent such subsequent filing specifically references the information incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit
99.1	Press Release dated July 23, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products GP, LLC, as general partner

Date: July 26, 2007	By:	/s/ Michael J. Knesek

	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller
and Principal Accounting Officer
of Enterprise Products GP, LLC

Index to Exhibit

Exhibit
Number	Exhibit
99.1	Press Release dated July 23, 2007.

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